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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY


BANC OF AMERICA SECURITIES LLC






                     $75,000,000 AGGREGATE PRINCIPAL AMOUNT

                                  GENESCO INC.

               4.125% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023

                          REGISTRATION RIGHTS AGREEMENT

                               DATED JUNE 24, 2003





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         REGISTRATION RIGHTS AGREEMENT, dated as of June 24, 2003, between
Genesco Inc., a Tennessee corporation (together with any successor entity, herein referred to as the "COMPANY") and Banc of America Securities LLC as representative of the several initial purchasers (the "INITIAL PURCHASERS") under the Purchase Agreement (as defined below).

         Pursuant to the Purchase Agreement, dated as of June 19, 2003, between the Company and Banc of America Securities LLC as representative of the Initial Purchasers (the "PURCHASE AGREEMENT"), the Initial Purchasers have agreed to purchase from the Company $75,000,000 ($86,250,000 if the Initial Purchasers exercise their option in full) aggregate principal amount of 4.125% Convertible Subordinated Debentures Due 2023 (the "DEBENTURES"). The Debentures will be convertible into fully paid, nonassessable shares of the Company's common stock, par value $1.00 per share (the "COMMON STOCK") together with the rights (the "RIGHTS") evidenced by such Common Stock to the extent provided in the Amended and Restated Rights Agreement dated as of August 28, 2000 between the Company and First Chicago Trust Company of New York (the "RIGHTS AGREEMENT"). The Debentures will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Debentures, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 5(j) of the Purchase Agreement.

         The parties hereby agree as follows:

         1. Definitions. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "AFFILIATE" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGREEMENT" means this Registration Rights Agreement.

         "AMENDMENT EFFECTIVENESS DEADLINE DATE" has the meaning set forth in
Section 2(e) hereof.

         "BLUE SKY APPLICATION" has the meaning set forth in Section 6(a)(i) hereof.

         "BUSINESS DAY" has the meaning set forth in the Indenture.




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         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" has the meaning set forth in the preamble hereto.

         "COMPANY" has the meaning set forth in the preamble hereto.

         "DEBENTURES" has the meaning set forth in the preamble hereto.

         "EFFECTIVENESS PERIOD" has the meaning set forth in Section 2(a)(iii) hereof.

         "EFFECTIVENESS TARGET DATE" has the meaning set forth in Section 2(a)(ii) hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "HOLDER" means any Person who owns, beneficially or otherwise, Transfer Restricted Securities.

         "INDEMNIFIED HOLDER" has the meaning set forth in Section 6(a) hereof.

         "INDENTURE" means the Indenture, dated as of June 24, 2003 between the Company and The Bank of New York, as trustee (the "TRUSTEE"), pursuant to which the Debentures are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

         "INITIAL PURCHASERS" has the meaning set forth in the preamble hereto.

         "LIQUIDATED DAMAGES" has the meaning set forth in Section 3(a) hereof.

         "LIQUIDATED DAMAGES PAYMENT DATE" means each June 30 and December 30.

         "MAJORITY OF HOLDERS" means Holders holding over 50% of the aggregate principal amount of Debentures outstanding; provided that, for the purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities and issued upon conversion, repurchase or redemption of the Debentures shall be deemed to hold an aggregate principal amount at maturity of Debentures (in addition to the principal amount at maturity of Debentures held by such holder) equal to the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate in effect at the time of such conversion, repurchase or redemption as determined in accordance with the Indenture.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NOTICE AND QUESTIONNAIRE" means a written notice executed by the respective Holder and delivered to the Company containing substantially the





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                                                                               3


information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company issued June 19, 2003 relating to the Debentures.

         "NOTICE HOLDER" has the meaning set forth in Section 2(b) hereof.

         "PERSON" means any individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

         "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereto.

         "PROSPECTUS" means the prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

         "RECORD HOLDER" means, with respect to any Liquidated Damages Payment Date, each Person who is a Holder on the 15th day preceding the relevant Liquidated Damages Payment Date. In the case of a Holder of shares of Common Stock issued upon conversion, repurchase or redemption of the Debentures, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer Restricted Securities on the 15th day preceding the relevant Liquidated Damages Payment Date.

         "REGISTRATION DEFAULT" has the meaning set forth in Section 3(a) hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHELF FILING DEADLINE" has the meaning set forth in Section 2(a)(i) hereof.

         "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(a)(i) hereof.

          "SUBSEQUENT SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(c) hereof.

         "SUSPENSION NOTICE" has the meaning set forth in Section 4(c) hereof.

         "SUSPENSION PERIOD" has the meaning set forth in Section 4(c) hereof.

         "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.



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         "TRANSFER RESTRICTED SECURITIES" means each Debenture and each share of
Common Stock issued upon conversion or repurchase of Debentures until the earlier of:

                           (i) the date on which such Debenture or such share of
                  Common Stock issued upon conversion or repurchase of such Debenture has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

                           (ii) the date on which such Debenture or such share
                  of Common Stock issued upon conversion or repurchase of such Debenture is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force); or

                           (iii) the date on which such Debenture or such share
                  of Common Stock issued upon conversion or repurchase of such Debenture ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

         "UNDERWRITTEN REGISTRATION" means a registration in which Debentures of the Company are sold to an underwriter for reoffering to the public.

         Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

         2. Shelf Registration.

                  (a) The Company shall:

                           (i) not later than 90 days after the date hereof (the
                  "SHELF FILING DEADLINE"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

                           (ii) use its best efforts to cause the Shelf
                  Registration Statement to be declared effective by the Commission as promptly as is practicable, but not later than 180 days after the date hereof (the "EFFECTIVENESS TARGET DATE"); and

                           (iii) use its best efforts to keep the Shelf
                  Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent





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                                                                               5


                  necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled, pursuant to Section 2(b) and Section 2(e) hereof, to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the "EFFECTIVENESS PERIOD") beginning on the date the Registration Statement is declared effective by the Commission and ending on the earliest to occur of:

                                    (1) the date when all of the Transfer
                           Restricted Securities are disposed of pursuant to Rule 144 under the Securities Act (or any other similar provision then in effect);

                                    (2) the date when all Holders of Transfer
                           Restricted Securities who are not affiliates of the Company are able to sell all such Transfer Restricted Securities immediately pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in effect); or

                                    (3) the date when all of the Transfer
                           Restricted Securities of those Holders that complete and deliver the Notice and Questionnaire in a timely manner are registered under the Shelf Registration Statement and disposed of in accordance with the Shelf Registration Statement.

                  (b) The Company shall furnish a written notice to each Holder of the Transfer Restricted Securities at least 20 business days before filing the Shelf Registration Statement and inform each Holder that to have its Transfer Restricted Securities included in the Shelf Registration Statement it must deliver a completed Notice and Questionnaire to the Company. At the time the Shelf Registration Statement is declared effective, each Holder that has delivered a completed Notice and Questionnaire to the Company (a "NOTICE HOLDER") on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law. None of the Company's securityholders (other than the Holders of Transfer Restricted Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.




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                  (c) If the Shelf Registration Statement or any Subsequent
         Shelf Registration Statement ceases to be effective or fails to be usable for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within sixty (60) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Transfer Restricted Securities ( a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

                  (d) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement.

                  (e) Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(e), and the procedures set forth in Section 4 hereof. Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) fifteen (15) Business Days after such date (but no earlier than fifteen
         (15) Business Days after effectiveness) or (y) fifteen (15) Business Days after the expiration of any Suspension Period in effect when the Notice and Questionnaire is delivered or put into effect within fifteen
         (15) Business Days of such delivery date:

                           (i) if required by applicable law, file with the SEC
                  a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related




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                                                                               7


                  Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is sixty (60) days after the date such post-effective amendment is required by this clause to be filed;

                           (ii) provide such Holder copies of any documents
                  filed pursuant to Section 2(e)(i); and

                           (iii) notify such Holder as promptly as practicable
                  after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(e)(i);

provided that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Suspension Period in accordance with Section 4(b). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and
(ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten
(10) Business Days from the expiration of a Suspension Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date.

         3. Liquidated Damages.

                  (a) If:

                           (i) the Shelf Registration Statement is not filed
                  with the Commission prior to or on the Shelf Filing Deadline;

                           (ii) the Shelf Registration Statement has not been
                  declared effective by the Commission prior to or on the Effectiveness Target Date;



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                                                                               8


                           (iii) the Company has failed to perform its
                  obligations set forth in Section 2(e) within the time period required therein;

                           (iv) any post-effective amendment to a Shelf
                  Registration filed pursuant to Section 2(e)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date;

                           (v) except as provided in Section 4(b)(i) hereof, the
                  Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within ten Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

                           (vi) any Suspension Period exceeds 60 consecutive
                  days or Suspension Periods exceed an aggregate of 90 days in any 360-day period,

(each such event referred to in foregoing clauses (i) through (vi), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay interest ("LIQUIDATED DAMAGES") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective, accruing at a rate:

                                    (A) in respect of the Debentures, to each
                           holder of Debentures who has delivered a completed Notice and Questionnaire to the Company, equal to 0.50% per annum of the aggregate principal amount of a Debenture; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the aggregate principal amount of a Debenture; and

                                    (B) in respect of any shares of Common
                           Stock, to each holder of shares of Common Stock issued upon conversion of Debentures who has delivered a completed Notice and Questionnaire to the Company, equal to 0.50% per annum of the aggregate principal amount of each Debenture converted; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding



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                           0.50% of the aggregate principal amount of the
                           converted Debentures.

                  (b) All accrued Liquidated Damages shall be paid semiannually in arrears to Record Holders by the Company on each Liquidated Damages Payment Date. Upon the cure of all Registration Defaults relating to any particular Debenture or share of Common Stock, the accrual of Liquidated Damages with respect to such Debenture or share of Common Stock will cease.

         All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

         The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.

         4. Registration Procedures.

                  (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

                  (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

                           (i) Subject to any notice by the Company in
                  accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause
                  (A), correcting any such



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                  misstatement or omission, and, in the case of either clause
                  (A) or (B), use its best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed 60 consecutive days (each such period, a "SUSPENSION PERIOD") or Suspension Periods exceed an aggregate of 90 days in any 360-day period if:

                           (x) an event occurs and is continuing as a result of
                  which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                           (y) the Company determines in good faith that the
                  disclosure of such event at such time would be detrimental to the Company and its subsidiaries.

         The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.

                           (ii) Prepare and file with the Commission such
                  amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Debentures covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

                           (iii) Advise the selling Holders promptly and, if
                  requested by such selling Holders, to confirm such advice in writing (subject to Section 4(c)):

                                    (A) when the Prospectus or any Prospectus
                           supplement or post-effective amendment has been filed,



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                           and, with respect to the Shelf Registration Statement
                           or any post-effective amendment thereto, when the same has become effective,

                                    (B) of any request by the Commission for
                           amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                                    (C) of the issuance by the Commission of any
                           stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                                    (D) of the existence of any fact or the
                           happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

         If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

                           (iv) Make available at reasonable times for
                  inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of
                  Section 11 of the Securities Act, and cause the Company's officers, directors, managers and employees to supply




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                                                                              12


                  all information reasonably requested by any such representative or representatives of the selling Holders, attorney or accountant in connection therewith; provided, however, that the Company shall have no obligation to deliver information to any selling Holder or representative pursuant to this Section 4(b)(iv) unless such selling Holder or representative shall have executed and delivered a confidentiality agreement in a form acceptable to the Company relating to such information.

                           (v) If requested by any selling Holders, promptly
                  incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities.

                           (vi) Furnish to each selling Holder upon their
                  request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

                           (vii) Deliver to each selling Holder, without charge,
                  as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to delivery and continuing effectiveness of any Suspension Notice delivered pursuant to Section 4(c), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

                           (viii) Before any public offering of Transfer
                  Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service





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                                                                              13


                  of process in any jurisdiction where it is not now so subject or (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.

                           (ix) Cooperate with the selling Holders to facilitate
                  the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days before any sale of Transfer Restricted Securities.

                           (x) Use its best efforts to cause the Transfer
                  Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.

                           (xi) Subject to Section 4(b)(i) hereof, if any fact
                  or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                           (xii) Provide CUSIP numbers for all Transfer
                  Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Debentures that are in a form eligible for deposit with The Depository Trust Company.

                           (xiii) Cooperate and assist in any filings required
                  to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

                           (xiv) Otherwise use its reasonable best efforts to
                  comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

                           (xv) Cause the Indenture to be qualified under the
                  TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Debentures to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                           (xvi) Cause all Common Stock covered by the Shelf
                  Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.

                           (xvii) Provide to each Holder upon written request
                  each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission's EDGAR system.

                  (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the existence of any fact of the kind described in
         Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

                           (i) such Holder has received copies of the
                  supplemented or amended Prospectus contemplated by Section 4(b)(xi) hereof; or

                           (ii) such Holder is advised in writing by the Company
                  that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

                  (d) Each Holder agrees by acquisition of the Transfer Restricted Securities, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. Any sale of any Transfer Restricted Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder to its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made not misleading.

         5. Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

                           (i) all registration and filing fees and expenses
                  (including filings made with the NASD);

                           (ii) all fees and expenses of compliance with federal
                  securities and state Blue Sky or securities laws;

                           (iii) all expenses of printing (including printing of
                  Prospectuses and certificates for the Common Stock to be issued upon conversion of the Debentures) and the Company's expenses for messenger and delivery services and telephone;

                           (iv) all fees and disbursements of counsel to the
                  Company;

                           (v) all application and filing fees in connection
                  with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                           (vi) all fees and disbursements of independent
                  certified public accountants of the Company.

         The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                  (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel who may be chosen by a Majority of Holders for whose benefit such Registration Statement is being prepared; provided that such expenses do not exceed $75,000, and all expenses over that amount shall be borne by the Notice Holder. Except as set forth herein, all fees and expenses of counsel to the Notice Holders shall be borne by the Notice Holders.

         6. Indemnification And Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities by the Shelf Registration Statement (including each Initial Purchasers), its directors, officers, and employees and each person, if any, who controls any such Holder within the meaning of the Securities Act or the Exchange Act (each, an "INDEMNIFIED HOLDER"), against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in (A) the Shelf Registration Statement as originally filed or in any amendment thereof, in any Prospectus, or in any amendment or supplement thereto or
                  (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "BLUE SKY APPLICATION"); or

                           (ii) the omission or alleged omission to state
                  therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

and agrees to reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein; provided, further, that the foregoing indemnity agreement with respect to any prospectus shall not inure to the benefit of a Holder who failed to deliver a prospectus, as then amended or supplemented (so long as the prospectus and any amendment or supplement thereto was provided by the Company to the Holder on a timely basis to permit proper delivery upon confirmation of a sale), to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the prospectus, as so amended or supplemented. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have.

                  (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) Promptly after receipt by an indemnified party under this
         Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ a single counsel to represent jointly the indemnified party and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought against the indemnifying party under this Section 6 if the indemnified party seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such indemnified party and its respective officers, employees and controlling persons that are different from or additional to those available to the indemnifying party, and in that event, the fees and expenses reasonably incurred of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall:

                           (i) without the prior written consent of the
                  indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

                           (ii) be liable for any settlement of any such action
                  effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

                  (d) The indemnifying party under this Section shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent
         (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (e) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

                           (i) in such proportion as is appropriate to reflect
                  the relative benefits received by the Company from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

                           (ii) if the allocation provided by Section (6)(d)(i)
                  is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(d)(i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d).

         The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.

         Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this
Section 6(d) are several and not joint.

                  (f) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

         7. Rule 144A and Rule 144. The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to use its best efforts to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

         8. No Participation In Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder.

         9. Miscellaneous.

                  (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

                  (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

                  (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof, with respect to a matter, which relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Debentures being sold rather than registered under such Shelf Registration Statement.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the
                  records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be;

                           (ii) if to the Company, at its address set forth in
                  the Purchase Agreement; and

                           (iii) if to the Initial Purchasers, at the address
                  set forth in the Purchase Agreement.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefit of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Debentures Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Debentures) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

                  (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                       Very truly yours,

                                       GENESCO INC.



                                       By:      /s/ Hal N. Pennington
                                          ------------------------------------
                                          Name:  Hal N. Pennington
                                          Title: President and Chief Executive
                                                 Officer


The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

BANC OF AMERICA SECURITIES LLC

By: BANC OF AMERICA SECURITIES LLC

By:      /s/ Trevor Ganshaw
   ---------------------------------
Name:  Trevor Ganshaw
Title:  Managing Director